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                                                                      Exhibit 99
                                                                      ----------


REVOCABLE PROXY
                           SKANEATELES BANCORP, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned shareholder of Skaneateles Bancorp, Inc. ("Skaneateles") hereby appoints ______________________________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders to be held at ___ __.m. on ______ __, 1999 at ____________________________________________, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

          This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 25, 1999, BETWEEN BSB BANCORP, INC. AND SKANEATELES BANCORP, INC., PURSUANT TO WHICH SKANEATELES WILL BE ACQUIRED BY BSB BANCORP, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER AND (2) OTHERWISE IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE SKANEATELES BOARD OF DIRECTORS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of Skaneateles a written notice of revocation before the shareholder meeting, (ii) delivering to Skaneateles a duly executed proxy bearing a later date before the shareholder meeting, or
(iii) attending the shareholder meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Skaneateles and the Proxy Statement/Prospectus.

          If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

            (continued and to be signed and dated on reverse side)

                                                               _________________
                                                                      SEE
                                                                  REVERSE SIDE
                                                               _________________
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                                                               _________________

                                                                       X
                                                               _________________
                                                                Please mark your
                                                                  votes as this.


                                 _____________
                                    COMMON



Proposal 1:    To approve and adopt an Agreement and Plan of Merger, dated as of
               January 25, 1999, between BSB Bancorp and Skaneateles, the merger provided for therein, pursuant to which Skaneateles will be acquired by BSB Bancorp, and the other transactions contemplated by the Agreement and Plan of Merger.


               FOR                   AGAINST                  ABSTAIN
               [_]                   [_]                      [_]


Other Matters: The proxies are authorized to vote upon such other business as may properly come before the shareholder meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the shareholder meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger and the merger provided for therein or otherwise, in accordance with the determination of a majority of the Skaneateles Board of Directors.



Date:  ____________________________
       ____________________________
       ____________________________
       Signature of Shareholder or
        Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.